MANAGING BROKER-DEALER SALES AGREEMENT

SECTION I    Introduction

We, Wall and Company Securities, Inc. (the "Managing Broker-Dealer"), enter into this agreement with NaturalShrimp Holdings, Inc, a Delaware Corporation (the "Company"), under which we have agreed to use our best efforts to solicit investors for the sale of Shares (the "Shares") in the offering of stock in the Company. The Company is soliciting to private investors a subscription in the Private Placement of stock in the Company (the "Offering"), consisting of 4,000,000 Shares at a price of 50 cents per share. This is an unregistered security being sold under an exemption to registration as provided for in the Securities Act of 1933, as amended (the "Act").

SECTION II    General Terms and Conditions

(a)
A registration statement (the "Registration Statement") with respect to the Offering will be filed with the SEC, the Texas State Securities Board and the FINRA; if required under the Act. The Shares and the Offering are more particularly described in the enclosed Private Placement Memorandum (the "PPM") which will be a part of the registration statement.

(b)	The Shares shall be offered and sold in accordance with 17 CFR 203.506 ("Rule 506"), promulgated under Regulation D of the Securities Act of 1933, as amended.
(c)
Solicitation and other activities by the Managing Broker-Dealer hereunder shall be undertaken only in accordance with this Agreement, the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the applicable rules and regulations of the States in which we solicit and the rules of the Financial Regulatory Authority, Inc. (the "FINRA"). In offering the sale of Shares to any person, we shall have reasonable grounds to believe (based on such information as the investment objectives, other investments, financial situation and the needs of the person or any other information known by us after due inquiry) that: (i) such person is or will be in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the PPM and has a net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; (ii) the purchase of Shares is otherwise suitable for such person, and we shall maintain records disclosing the basis upon which we determined the suitability of any person offered Shares; and (iii) such person has either: (a) a minimum annual gross income of $200,000 in the preceding two calendar years and the expectation of same in the current calendar year; or (b) a minimum net worth of $1,000,000, excluding their primary residence.

(d)
We agree: (i) to deliver to each person who subscribes for the Shares, a PPM, as then supplemented or amended, prior to the tender of his subscription agreement (the "Subscription Agreement"); (ii) to comply promptly with the written request of any person who qualifies for a copy of the PPM during the period between the effective date of the Registration Statement and the termination date of the distribution of the Shares; (iii) to deliver in accordance with applicable law or as prescribed by any state securities administrator to any person a copy of any prescribed document included within the Registration Statement; and (iv) to maintain in our files for at least six years, documents disclosing the basis upon which the determination of suitability was reached as to each purchaser of Shares.

(e)
It is understood and agreed that no commission shall be payable with respect to particular Shares if the Company rejects a proposed subscriber's Subscription Agreement, which it may do, as provided for in the Subscription Agreement for any reason or for no reason. Accordingly, we will not issue a confirmation, until we have been informed that a Subscription Agreement was accepted by the Company. No volume discounts will be available unless approved in writing by the Company.

(f)	The Company agrees to notify us in the event that certain Shares become unavailable for sale. We shall promptly be notified of the number of Shares no longer available.
(g)
Payments for Shares shall be made by wire transfer or check. If by checks payable to NaturalShrimp Holdings, Inc. and forwarded together with a copy of the Subscription Agreement executed by the subscriber not later than noon of the next business day after receipt of such Subscription Agreement and check. If any Subscription Agreement solicited by us is rejected by the Company, the Subscription Agreement and check shall be forwarded back to our office for prompt return to the rejected subscriber.
(h)
We will inform you as to the jurisdictions in which the Offering have been qualified for exemption and sale under the respective securities or "blue sky" laws of such jurisdictions; but we have not assumed and will not assume any obligation or responsibility as to your right to act as a issuer, broker and/or dealer with respect to the Shares or Offering in any such jurisdiction.

(i)
You are not authorized to act as our agent in any respect, and you agree not to act as such agent and not to purport to act as such agent. You agree not to publish, circulate or otherwise use any advertisement or solicitation material that bears our name or image, without our prior written approval.

(j)	Prior to the sale of the Shares, we shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares during the term of the investment.
(k)
• The parties hereto will comply with all applicable laws and regulations aimed at preventing, detecting and reporting money laundering and suspicious transactions, including, without limitation, applicable provisions of the Bank Secrecy Act and USA PATRIOT ACT of 2001, as well as regulations administered by the U.S. Department of the Treasury's Office of Foreign Asset Control. In addition, both parties agree to take all necessary and appropriate steps, consistent with applicable laws and regulations, to obtain, verify and retain information with regard to client and/or account owner identification and source of funds for its customers.

(l)

SECTION III   Appointment as Agent

On the basis of the representations, warranties and covenants contained in this Agreement, but subject to the terms and conditions herein set forth, you appoint us as agents of the Company, during the Subscription Period, for the purpose of confirming that all subscribers for the Shares meet the suitability requirements established by the Company, including the requirement that each purchaser be an Accredited Investor. You also appoint us as agent of the Company, during the Subscription Period, for the purpose of either directly or through selected members of FINRA ("Selected Dealers") finding purchasers for the Shares as provided in this Agreement. We shall have no obligation, however, to place any minimum amount of Shares. Subject to the performance by the Company of all of its obligations under this Agreement, and to the completeness and accuracy of all of its representations and warranties contained in this Agreement, we accept any such agency.

SECTION IV   Compensation

Subject to the terms and conditions set forth herein, the Company shall pay us a selling commission of 10 % of the price paid per Share for all Shares sold on a "best efforts, no minimum" basis for which we have acted as Managing Broker-Dealer pursuant to this Agreement. In addition, if we decide to contract out with any Selected Dealers, we shall pay them a commission out of the gross commissions received by us and subject to an agreement between us and the Selected Dealer. To help maintain integrity with our potential investors, the Company will not contract with another broker-dealer, or any other person licensed to sell securities, for the sale of these Shares without notifying the Managing Broker-Dealer.'

SECTION V    Indemnification

The Company agrees to indemnify us and our agents and assigns in certain instances and against certain liabilities, including liabilities under the Act in certain circumstances. Further, the Company agrees to indemnify us from and against any and all loss, liability, claim, damage and expense whatsoever caused by:

(a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the PPM or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The offer and/or sale by the Company, or any other person or entity acting on its behalf, of Shares.
(c) Any breach of any representation, warranty or covenant made by the Company in this Agreement.

In addition, we agree to indemnify you for any violation by us in the sale of the Shares of any applicable state or federal law or any rule, regulation or instruction thereunder, provided that such violation is not committed in reliance on any violation by you of such law, rule, regulation or instruction.

In any legal action or regulatory action or claim brought against the Company or Managing Broker-Dealer or their agents, the Company and the Managing Broker-Dealer shall have the rights and duties set forth in this Section V. The indemnification provisions included in this Section V shall include, but not be limited to, recovery of and payment of reasonable legal or other expenses incurred by Managing Broker-Dealer or Company in connection with defending such actions and claims.

Within fourteen (14) calendar days after a claim or action is brought or asserted against the Company or the Managing Broker-Dealer or both, which in the opinion of either is subject to the indemnification provisions contained in this Section V, the party seeking indemnification (the "Indemnitee") shall notify, in writing, the party from whom indemnification is sought (the "Indemnitor") of the existence of the claim or action. Indemnitor shall assume the defense of the claim or action by employing counsel for the Indemnitee, and shall thereafter be responsible for the payment of all legal fees and expenses incurred in connection with such defense. In the event that a claim or action is brought or asserted against the Company and the Managing Broker-Dealer, jointly, the Company and the Managing Broker-Dealer shall make a good faith effort to determine whether the claim or action can be defended jointly or if potential conflicts exist which require that separate legal counsel be employed for both parties. In such case, if each party seeks indemnification from the other, each shall employ separate counsel to represent them and shall be responsible for the payment of all expenses associated with employment of such counsel, subject to the right of recovery of such expenses as set forth in this subparagraph. If either the Company or Managing Broker-Dealer seek indemnification from the other under the provisions of this Section V, and the party from whom indemnification is sought for all losses, liabilities, damages and expenses incurred in the defense of the action or claim, including all actual attorney's fees and costs incurred, in the event that the defense of the action or claim is successful and there are no findings of wrongdoing on the part of the party seeking indemnification. Any claims for indemnification shall be subject to the arbitration provisions of this Agreement.

SECTION VI   Due Diligence

Prior to offering the Shares for sale, we shall have conducted an inquiry such that we have reasonable grounds to believe, based on information made available to us by the Company, including but not limited to, the PPM and all supplements or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of the Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, we may obtain, upon request, information on material facts relating at a minimum to the following:

(a) Items of compensation;
(b) Overhead and expenses related to the Offering;
(c) Physical properties, if available;
(d) Tax aspects;
(e) Financial stability and experience of the Company and its Officers
(f) Conflicts and risk factors; and
(g) Appraisals and other pertinent reports

Notwithstanding the foregoing, we may rely upon or request the assistance of outside third party experts or others with experience, knowledge and expertise in these types of offerings.

SECTION VII   Confidential Information

The parties agree to keep confidential all information (whether written or oral), ideas, techniques and materials supplied by the other party, and shall not distribute the same to any other parties, at any time, except with the express written consent of the other party. Both parties agree to discontinue use of and destroy, where applicable, all information, ideas, techniques and materials supplied by the other party upon termination of this Agreement. Both parties hereto acknowledge that certain information made available to the other party may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act or other federal and state privacy laws and the regulations promulgated thereunder (collectively, "Privacy Laws"). Both parties hereby agree: (a) not to disclose or use such information except as required to carry out its duties under this Agreement or as otherwise permitted by the Privacy Laws: (b) to establish and maintain procedures reasonably designed to insure the security and privacy of all such information, including investor data; and (c) to cooperate with the other party and provide reasonable assistance in ensuring compliance with such privacy laws to the extent applicable to either party.

SECTION VIII   Representations, Warranties and Covenants of the Company

The Company represents, warrants and covenants, to the best of its knowledge that:

(a)	The Company is a corporation duly and validly organized under the laws of the State of Delaware and has full power and authority to conduct the business described in the Memorandum.

(b) The Company will deliver to you a reasonable number of copies of the PPM, and the information made available to each prospective investor in the PPM and pursuant to subsection VIII (h) hereof shall be sufficient to comply with, and conform to, the requirements of Rule 506 of Regulation D.

(c) The Company shall pay in advance for all mailings, overnight packages and marketing expenses incurred by the Broker-Dealer on behalf of the Company; however, notwithstanding mailings and overnight packages, the Company shall approve of any additional marketing expenses before being incurred.

(d) During the Subscription period, to the best of the Company's knowledge, the Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not materially misleading.

(e) All action required to be taken to offer and sell the Shares to qualified purchasers has been taken as of the date hereof.

(f) This Agreement has been duly and validly authorized, executed, and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company.

(g) Acceptance and execution by the Company of a purchaser's Subscription Documents will be duly and validly authorized by or on behalf of the Managing Member and will constitute a valid and binding agreement of the Company.

(h) The execution and delivery of this Agreement and the incurrence of the obligations set forth herein and the consummation of the transactions contemplated in this Agreement and the PPM will not, to the best of the Company's knowledge, constitute a breech or default under:

a.	Any agreements or instruments by which the Company is bound; or
b.	Any order, rule or regulation applicable to the Company issued by any court, governmental body or administrative agency having jurisdiction over the Company.

(i) The Company shall make available, during the Subscription Period and prior to the sale of any Shares, to each purchaser or his purchaser representative(s) or both:

a.
Such information (in addition to that contained in the PPM) concerning the offering of Shares, the Company, and any other relevant matters, as the Company possesses or can acquire without unreasonable effort or expense; and

b.
The opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering of the Shares, and to obtain any additional information, to the extent the Company possesses the same or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished to the purchaser or his purchaser representative(s).

(j)
With respect to those activities undertaken by it, the Company has endeavored to ensure that the offering and sale of Shares complies, in all respects, with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the securities or "blue sky" laws of any state or jurisdiction in which an offer and/or sale takes place.

(k)
There is no litigation or proceeding at law or in equity before any federal or state authority against the Company wherein an unfavorable decision, ruling, or finding would materially and adversely affect the business, operations or financial condition or income of the Company.

SECTION IX   Representations, Warranties and Covenants of the Managing Broker-Dealer

The Managing Broker-Dealer represents, warrants and covenants, to the best of its knowledge, that:

a)
It, or any person, acting on its behalf, will not offer any Shares for sale, or solicit any offers to subscribe for or buy any Shares, or otherwise negotiate with any person with respect to the Shares, on the basis of any communications or documents, except the Memorandum, the information provided by the Company pursuant to Section VIII (h), if applicable, or any other documents and any transmittal letter reasonably satisfactory in form and substance to the Company and counsel to the Company.

b)
It, or any person acting on its behalf, shall not use any form of general solicitation or general advertising in the course of any offer or sale of the Shares, including, but not limited to: any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; and any solicitation of interest in the Company through any websites.

c)
It, or any person acting on its behalf, shall solely make offers to sell Shares to, solicit offers to subscribe for or purchase any Shares from, or otherwise negotiate with respect to the Shares with, persons whom it has reasonable grounds to believe and does believe are accredited investors within the meaning of 17 CFR 230.501(a).

d)
In making or soliciting such offers, or so negotiating, Managing Broker-Dealer will comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the securities or "blue sky" laws of each jurisdiction in which it makes or solicits such offers, or so negotiates, and the rules of the FINRA.

e)
It will exercise reasonable care to assure that the purchasers meet the suitability requirements established by the Manager and are not underwriters within the meaning of Section 2(11) of the Securities Act of 1933, as amended and in that connection, it will:

1.	Make reasonable inquiry to determine that each purchaser is acquiring the Shares for its own account;
2.
Obtain from the purchaser a signed written agreement (contained in the Subscription Documents) that the Shares will not be sold without registration under the Securities Act of 1933, as amended, unless an opinion of counsel that an exemption therefrom is available, satisfactory in form and substance to the Company and its counsel, is delivered in accordance with such agreement;

3.
Furnish the Company with information in sufficient detail (in the form of the Subscription Agreement, a copy of which is included in the Memorandum, fully completed), with respect to each purchaser of the Sharea, in order to demonstrate to the Company that such purchaser satisfies the requirements of Rule 506, and the suitability requirements established by the Company; and

4.
If a prospective purchaser uses or consults a purchaser representative [as that term is defined in 17 CFR 230.501(h)] in connection with the offering of the Shares, it will obtain and deliver to the Company, prior to the closing of the offering of the Shares, the prospective purchaser's written acknowledgment that he has used such person(s) in connection with evaluating the merits and risks of the prospective investment and such representative's written consent so to act, as well as a description of the education and experience of such representative(s).

f)	It will offer and sell the Shares only in those states or jurisdictions in which it, or any other person or entity acting in its behalf, is properly registered.

g)	It is a securities broker-dealer registered with the Securities and Exchange Commission and a member of FINRA.

h)	It is a corporation duly and validly organized under the laws of the State of North Carolina, and has full power and authority to enter into this Agreement.

SECTION X   Parties

This Agreement shall inure to the benefit of, and be binding upon, you, any person which controls you, and your successors, and upon the Company and its representatives and successors, this Agreement and its conditions and provisions being for the sole and exclusive benefit of the parties and their representatives and successors, and for the benefit of no other person, firm or corporation.

SECTION XI   Relationship of Parties

It is not the intention of the parties to create, nor shall this Agreement be construed as creating, a partnership, joint venture, agency relationship or association other than as specifically set forth herein, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this Agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship other than as specifically set forth herein but rather shall be free to act on an arm's length basis in accordance with their respective self- interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

SECTION XII   Entire Agreement

This Agreement evidences the entire agreement between the Company and the Managing Broker-Dealer, and represents a merger of all preceding agreements between the parties hereto pertaining to the subject matter hereof.

SECTION XIII   Severability of Provisions

If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof and any application thereof shall in no way be affected or impaired.

SECTION XIV   Arbitration of Disputes

IN THE EVENT THAT A DISPUTE ARISES BETWEEN THE COMPANY AND THE MANAGING BROKER-DEALER OR ANY OF THEIR LEGAL REPRESENTATIVES, DIRECTORS, OFFICERS, MANAGERS, OR REGISTERED REPRESENTATIVES, OR ANY OF THE SELECTED BROKER-DEALERS, OR THEIR REGISTERED REPRESENTATIVES, AGENTS OR EMPLOYEES, SAID DISPUTE ARISING IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT OR THE OFFER OR SALE OF UNITS OR THE RELATIONSHIP OF THE PARTIES, THE PARTIES HEREBY EXPRESSLY AGREE THAT SAID DISPUTE SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN LITIGATION. EACH PARTY AGREES TO SUBMIT THE DISPUTE TO EITHER THE AMERICAN ARBITRATION ASSOCIATION OR FINRA FOR RESOLUTION WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIVING A WRITTEN REQUEST FROM THE OTHER, OR ANY OF THE AFORESAID REPRESENTATIVES, AGENTS OR EMPLOYEES, TO DO SO. THE PARTIES AGREE THAT ANY HEARING SCHEDULED AFTER AN ARBITRATION PROCEEDING IS INITIATED BY THE OTHER, OR ANY OF THE AFOREMENTIONED PARTIES, SHALL TAKE PLACE IN DALLAS, DALLAS COUNTY, TEXAS. THE PARTIES UNDERSTAND THAT ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND THEY WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL.

SECTION XV   Termination

It is agreed by both parties, that this agreement may be terminated as a result of any of the following:

a)
In the event that either party ceases to become a viable business entity. This may include bankruptcy of either party, the loss of registration by the Managing Broker-Dealer, the sale of either entity to an outside party, or the ceasing of either party as a going concern.

b)
A no cause termination by either party. Either party may decide for any reason whatsoever to terminate their relationship with the other party. In the event of a no cause termination, the parties agree to provide the other with written notice, pay any outstanding fees due within 10 days and assist the other party with any transitional issues, if possible.

c)
A termination for cause. A termination for cause or technical termination will exist under the following circumstances: (i) if either party is barred from the industry in which they are employed by regulatory authorities having jurisdiction over their activities. (ii) If either party is convicted of a felony during the course of this agreement. (iii) The death, incapacity, permanent and total disability or insanity of either party. (iv) If either party vanishes or their whereabouts are unknown for a period of time of not less than 180 days. (v) A willful and deliberate violation of this agreement. (vi) Theft. (vii) Any other crime, as defined by Texas law, committed by one party against the other. If a termination for cause or a technical termination occurs; this agreement shall cease immediately.

d)	The final termination date for the raising of capital, as defined in the Private Placement Memorandum, has elapsed.
e)	The date in which all available shares in the project have been sold.

SECTION XVI   Governing Law

JURISDICTION AND VENUE FOR ALL PURPOSES RELATING TO THE ENFORCEABILITY OF THIS AGREEMENT SHALL LIE IN DALLAS, DALLAS COUNTY, TEXAS.

Signed this 18th day of October, 2010

/s/ Gerald Easterling                                                         /s/Johnny Clifton
Gerald Easterling                                                              Johnny Clifton

NaturalShrimp Holdings, Inc.                                          Wall and Company Securities, Incorporated
President                                                                           President

APPENDIX A
MEMBER FINRA, SIPC

ADDITIONAL COMPENSATION – WARRANTS

This AGREEMENT is made and entered into as of the 18th day of October 2010 by and among Wall and Company Securities, Inc. (the "Managing Broker-Dealer"), a North Carolina Corporation and NaturalShrimp Holdings, Inc. ("the Company"), a Delaware Corporation.

WHEREAS, the Company is a securities broker-dealer duly licensed and registered with the Securities and Exchange Commission ("SEC") and various state securities divisions and is a member of the Financial Industry Regulatory Authority ("FINRA");

WHEREAS, the Company wishes to compensate, in addition to the agreed upon commission rate of 10%, the Managing Broker-Dealer for sales generated and shares sold in the private stock offering of the Company.

NOW, THEREFORE, IT IS AGREED THAT, the Company shall pay the Managing Broker-Dealer, in warrants, additional compensation equal to 5% of the price paid per Share for all Shares sold on a "best efforts, no minimum" basis for which we have acted as Managing Broker-Dealer pursuant to this Agreement. The warrants shall be priced, or valued, at 55 cents each. The Company hereby agrees to register these warrants as soon as they are eligible for registration [typically within ninety (90) days of the Company going public]. They shall be issued with an expiration date of eighteen (18) months from the date of issue; they shall be able to be traded at any time after they are registered by the Company, at the then current market price, on or before the expiration date. These warrants shall be issued in the name of the Managing Broker-Dealer, or any other person or entity, at the sole discretion of the Managing Broker-Dealer. The warrants shall be issued as the sale of shares is generated.

EXAMPLE: $110,000 investment shall generate 10,000 warrants (10,000 x .55 = $5,500 or 5% of $110,000).

Signed this 18th day of October, 2010

/s/ Gerald Easterling                                                        /s/Johnny Clifton
Gerald Easterling                                                             Johnny Clifton

NaturalShrimp Holdings, Inc.                                         Wall and Company Securities, Incorporated
President                                                                          President